                                             Exhibit 99.1

Media contact	Investor contact
Chris Grams, 312.930.3435	John Peschier, 312.930.8491
Laurie Bischel, 312.648.8698	CME-G
news@cmegroup.com
www.cmegroup.mediaroom.com

FOR IMMEDIATE RELEASE
CME Group Inc. Reports Second-Quarter 2021 Financial Results
    CHICAGO, July 28, 2021 - CME Group Inc. (NASDAQ: CME) today reported financial results for the second quarter of 2021.
    The company reported revenue of $1.2 billion and operating income of $675 million for the second quarter of 2021. Net income was $510 million and diluted earnings per share were $1.42. On an adjusted basis, net income was $589 million and diluted earnings per share were $1.64. Financial results presented on an adjusted basis for the second quarter of 2021 and 2020 exclude certain items, which are detailed in the reconciliation of non-GAAP results.1
    “As economies continued to recover during the first half of the year, trading increased across a majority of our asset classes,” said CME Group Chairman and Chief Executive Officer Terry Duffy. “Average daily volume grew by 5% during Q2, led by double-digit, year-over-year increases in our Interest Rates, Agricultural and Options markets. We also introduced several innovative new products, including a new suite of micro-sized contracts that allow market users to customize their trading and hedging, as well as new ESG-focused futures contracts that help manage climate-related risk. Looking ahead, we will continue to support our clients’ evolving trading needs through additional product innovation and the upcoming launch of our joint venture company to provide post-trade services for OTC markets.”
Second-quarter 2021 ADV was 18.4 million contracts, including non-U.S. ADV of 5.2 million contracts.

1. A reconciliation of the non-GAAP financial results mentioned to the respective GAAP figures can be found within the Reconciliation of GAAP to non-GAAP Measures chart at the end of the financial statements and earnings presentation materials.
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    Clearing and transaction fees revenue for second-quarter 2021 totaled $930 million. The total average rate per contract was $0.695. Market data revenue totaled $145 million for second-quarter 2021.
    As of June 30, 2021, the company had approximately $1.2 billion in cash (including $100 million deposited with Fixed Income Clearing Corporation (FICC) and included in other current assets) and $3.4 billion of debt. The company paid dividends during the second quarter of $322 million. The company has returned over $15.9 billion to shareholders in the form of dividends since the implementation of the variable dividend policy in early 2012.

    CME Group will hold a Q&A conference call to discuss second-quarter 2021 results at 8:30 a.m. Eastern Time today. A live audio webcast of the Q&A call will be available on the Investor Relations section of CME Group’s website at www.cmegroup.com. An archived recording will be available for up to two months after the call.

    As the world's leading and most diverse derivatives marketplace, CME Group (www.cmegroup.com) enables clients to trade futures, options, cash and OTC markets, optimize portfolios, and analyze data - empowering market participants worldwide to efficiently manage risk and capture opportunities. CME Group exchanges offer the widest range of global benchmark products across all major asset classes based on interest rates, equity indexes, foreign exchange, energy, agricultural products and metals.  The company offers futures and options on futures trading through the CME Globex® platform, fixed income trading via BrokerTec and foreign exchange trading on the EBS platform. In addition, it operates one of the world's leading central counterparty clearing providers, CME Clearing. With a range of pre- and post-trade products and services underpinning the entire lifecycle of a trade, CME Group also offers optimization and reconciliation services through TriOptima, and trade processing services through Traiana.
CME Group, the Globe logo, CME, Chicago Mercantile Exchange, Globex, and, E-mini are trademarks of Chicago Mercantile Exchange Inc.  CBOT and Chicago Board of Trade are trademarks of Board of Trade of the City of Chicago, Inc.  NYMEX, New York Mercantile Exchange and ClearPort are trademarks of New York Mercantile Exchange, Inc.  COMEX is a trademark of Commodity Exchange, Inc. BrokerTec, EBS, TriOptima, and Traiana are trademarks of BrokerTec Europe LTD, EBS Group LTD, TriOptima AB, and Traiana, Inc., respectively. Dow Jones, Dow Jones Industrial Average, S&P 500 and S&P are service and/or trademarks of Dow Jones Trademark Holdings LLC, Standard & Poor's Financial Services LLC and S&P/Dow Jones Indices LLC, as the case may be, and have been licensed for use by Chicago Mercantile Exchange Inc.  All other trademarks are the property of their respective owners.

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    Statements in this press release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. We want to caution you not to place undue reliance on any forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that might affect our performance are increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development, implementation and maintenance of the enhanced functionality required by our customers while maintaining reliability and ensuring that such technology is not vulnerable to security risks; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services, including our ability to provide effective services to the swaps market; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to maintain existing customers at substantially similar trading levels, develop strategic relationships and attract new customers; our ability to expand and globally offer our products and services; changes in regulations, including the impact of any changes in laws or government policies with respect to our products or services or our industry, such as any changes to regulations and policies that require increased financial and operational resources from us or our customers; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; decreases in revenue from our market data as a result of decreased demand or changes to regulations in various jurisdictions; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our credit and liquidity risk management practices to adequately protect us from the credit risks of clearing members and other counterparties, and to satisfy the margin and liquidity requirements associated with the BrokerTec matched principal business; the ability of our compliance and risk management methods to effectively monitor and manage our risks, including our ability to prevent errors and misconduct and protect our infrastructure against security breaches and misappropriation of our intellectual property assets; our dependence on third-party providers and exposure to risk through third parties, including risks related to the performance, reliability and security of technology used by our third-party providers; volatility in commodity, equity and fixed income prices, and price volatility of financial benchmarks and instruments such as interest rates, credit spreads, equity indices, fixed income instruments and foreign exchange rates; economic, social, political and market conditions, including the volatility of the capital and credit markets and the impact of economic conditions on the trading activity of our current and potential customers; the impact of the COVID-19 pandemic and response by governments and other third parties; our ability to accommodate increases in contract volume and order transaction traffic and to implement enhancements without failure or degradation of the performance of our trading and clearing systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks, control the costs and achieve the synergies associated with our strategy for acquisitions, investments and alliances, including those associated with NEX; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry and customer consolidation; decreases in trading and clearing activity; the imposition of a transaction tax or user fee on futures and options transactions and/or repeal of the 60/40 tax treatment of such transactions; our ability to maintain our brand and reputation; and the unfavorable resolution of material legal proceedings.  For a detailed discussion and additional information concerning these and other factors that might affect our performance, see our other recent periodic filings, including our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission ("SEC") on February 26, 2021, under the caption "Risk Factors".

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CME Group Inc. and Subsidiaries
Consolidated Balance Sheets
(in millions)

	June 30, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$1,081.0	$1,633.2
Marketable securities	110.9	100.9
Accounts receivable, net of allowance	509.6	461.3
Assets held for sale	1,486.2	—
Other current assets (includes $4.8 and $4.7 in restricted cash)	361.5	306.7
Performance bonds and guaranty fund contributions	141,299.8	86,781.8
Total current assets	144,849.0	89,283.9
Property, net of accumulated depreciation and amortization	527.6	579.2
Intangible assets—trading products	17,175.3	17,175.3
Intangible assets—other, net	3,659.3	4,865.3
Goodwill	10,543.0	10,798.8
Other assets (includes $2.9 and $0.6 in restricted cash)	1,944.9	1,957.1
Total Assets	$178,699.1	$124,659.6
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$47.2	$69.3
Liabilities held for sale	286.7	—
Other current liabilities	379.1	1,346.8
Performance bonds and guaranty fund contributions	141,299.8	86,781.8
Total current liabilities	142,012.8	88,197.9
Long-term debt	3,444.6	3,443.8
Deferred income tax liabilities, net	5,399.4	5,607.0
Other liabilities	1,054.9	1,059.4
Total Liabilities	151,911.7	98,308.1
CME Group Shareholders’ Equity	26,763.2	26,319.9
Non-controlling interests	24.2	31.6
Total Equity	26,787.4	26,351.5
Total Liabilities and Equity	$178,699.1	$124,659.6

CME Group Inc. and Subsidiaries
Consolidated Statements of Income
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended June 30,		Six Months Ended, June 30,
	2021	2020	2021	2020
Revenues
Clearing and transaction fees	$929.9	$940.2	$1,936.9	$2,219.0
Market data and information services	145.2	134.7	289.4	266.2
Other	104.1	107.4	206.2	219.2
Total Revenues	1,179.2	1,182.3	2,432.5	2,704.4
Expenses
Compensation and benefits	211.7	217.0	436.7	424.5
Technology	49.3	49.1	97.5	96.8
Professional fees and outside services	36.8	51.2	74.2	92.9
Amortization of purchased intangibles	59.4	76.6	120.0	153.9
Depreciation and amortization	37.1	36.7	74.7	72.0
Licensing and other fee agreements	54.2	55.4	118.9	129.3
Other	56.0	58.8	110.7	137.6
Total Expenses	504.5	544.8	1,032.7	1,107.0
Operating Income	674.7	637.5	1,399.8	1,597.4
Non-Operating Income (Expense)
Investment income	62.4	32.1	93.3	128.0
Interest and other borrowing costs	(41.7)	(41.9)	(83.2)	(82.8)
Equity in net earnings of unconsolidated subsidiaries	55.7	48.8	111.9	100.0
Other non-operating income (expense)	(25.0)	(15.2)	(43.4)	(92.0)
Total Non-Operating Income (Expense)	51.4	23.8	78.6	53.2
Income before Income Taxes	726.1	661.3	1,478.4	1,650.6
Income tax provision	215.5	158.0	393.0	380.5
Net Income	510.6	503.3	1,085.4	1,270.1
Less: net (income) loss attributable to non-controlling interests	(0.3)	—	(0.7)	(0.6)
Net Income Attributable to CME Group	$510.3	$503.3	$1,084.7	$1,269.5
Earnings per Common Share Attributable to CME Group:
Basic	$1.42	$1.41	$3.03	$3.55
Diluted	1.42	1.40	3.02	3.54
Weighted Average Number of Common Shares:
Basic	358,261	357,691	358,204	357,607
Diluted	358,888	358,457	358,853	358,453

CME Group Inc. and Subsidiaries
Quarterly Operating Statistics

	2Q 2020	3Q 2020	4Q 2020	1Q 2021	2Q 2021
Trading Days	63	64	64	61	63
Quarterly Average Daily Volume (ADV)(1)
CME Group ADV (in thousands)

Product Line	2Q 2020	3Q 2020	4Q 2020	1Q 2021	2Q 2021
Interest rates	6,890	5,315	6,273	10,349	8,581
Equity indexes	5,568	5,410	5,148	6,117	4,926
Foreign exchange	725	829	818	852	769
Energy	2,586	1,852	1,940	2,363	1,963
Agricultural commodities	1,311	1,372	1,478	1,471	1,631
Metals	519	825	568	675	568
Total	17,599	15,603	16,225	21,827	18,438
Venue
CME Globex	16,992	15,054	15,469	20,436	17,223
Open outcry (2)	—	108	273	678	646
Privately negotiated	607	441	483	713	569
Total	17,599	15,603	16,225	21,827	18,438

Quarterly Average Rate Per Contract (RPC)(1)
CME Group RPC

Product Line	2Q 2020	3Q 2020	4Q 2020	1Q 2021	2Q 2021
Interest rates	$0.510	$0.506	$0.490	$0.475	$0.491
Equity indexes	0.574	0.525	0.523	0.532	0.555
Foreign exchange	0.786	0.763	0.739	0.779	0.805
Energy	1.191	1.171	1.165	1.097	1.140
Agricultural commodities	1.316	1.284	1.301	1.343	1.343
Metals	1.518	1.309	1.389	1.415	1.438
Average RPC	$0.731	$0.716	$0.699	$0.658	$0.695

1. ADV and RPC includes futures and options on futures only.
2. Due to the COVID-19 pandemic, in March 2020 we closed our open outcry trading floor. We began a limited reopening of the trading floor in the third quarter of 2020. Only the Eurodollar options trading pit (where options on One-Month and Three-Month Secured Overnight Financing Rate (SOFR) futures also trade) will remain open. We do not plan to reopen the remaining trading floor pits.

CME Group Inc. and Subsidiaries
Reconciliation of GAAP to non-GAAP Measures
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended June 30,		Six Months Ended, June 30,
	2021	2020	2021	2020
Net Income Attributable to CME Group	$510.3	$503.3	$1,084.7	$1,269.5

Restructuring and severance	4.4	4.7	19.2	10.6

Amortization of purchased intangibles	59.4	76.6	120.0	153.9

Acquisition-related costs(1)	7.1	9.1	17.3	17.2

Foreign exchange transaction (gains) losses	1.0	(0.1)	3.4	(3.7)

Unrealized and realized (gains) losses on investments	(19.7)	5.4	(21.0)	2.5

(Gains) on derivatives	—	—	—	(1.5)

Realized and unrealized losses on assets(2)	0.4	3.5	1.2	26.1

Litigation matters	(3.1)	4.0	(3.1)	4.0

Trading floor enhancements	—	1.0	—	1.0

Income tax effect related to above	(12.6)	(23.3)	(33.3)	(59.6)

Other income tax items(3)	41.4	(1.0)	41.4	(1.0)

Adjusted Net Income Attributable to CME Group	$588.6	$583.2	$1,229.8	$1,419.0

GAAP Earnings per Common Share Attributable to CME Group:
Basic	$1.42	$1.41	$3.03	$3.55
Diluted	1.42	1.40	3.02	3.54

Adjusted Earnings per Common Share Attributable to CME Group:
Basic	$1.64	$1.63	$3.43	$3.97
Diluted	1.64	1.63	3.43	3.96

Weighted Average Number of Common Shares:
Basic	358,261	357,691	358,204	357,607
Diluted	358,888	358,457	358,853	358,453

1. Acquisition-related costs primarily include professional fees related to the NEX integration and IHS Markit transaction.
2. Results include net gains and losses on intangible assets and fixed assets.
3. Other income tax items include deferred tax expense related to the impact of the United Kingdom tax rate increase.